UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AmREIT MONTHLY INCOME & GROWTH FUND III, LTD.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AmREIT MONTHLY INCOME & GROWTH FUND III, LTD.

8 Greenway Plaza, Suite 1000

Houston, Texas 77046

(713) 850-1400

To our Unitholders:

The enclosed Consent Solicitation Statement is being furnished to the holders of units of limited partner interest (“Units”) of AmREIT Monthly Income & Growth Fund III, Ltd., a Texas limited partnership (hereinafter referred to as the “Partnership,” “MIG III,” “we,” “us” or “our”), as of the close of business on September 15, 2015 (the “Record Date”) in connection with the solicitation (the “Solicitation”) of the consent of the holders of Units (“Unitholders”) to the Partnership’s sale to its affiliate Edens Investment Trust or to an affiliate thereof (Edens Investment Trust and its affiliates and subsidiaries are referred to herein individually as “Edens” as the context may require) of (1) its 50% interest in the shopping center property known as Casa Linda; (2) its 20% interest in the shopping center property known as Preston Towne Crossing; and (3) its 20% interest in the shopping center property known as Berkeley Square (each, a “Proposed Transaction” and together, the “Proposed Transactions”). The enclosed Consent Solicitation Statement and the enclosed Consent Form are being mailed to Unitholders on or about September 28, 2015.

Our general partner is AmREIT Monthly Income & Growth III Corporation (the “General Partner”), a Texas corporation and wholly owned subsidiary of Edens. The consent is being solicited on behalf of the General Partner.

The Proposed Transactions have been approved by the General Partner as being in the best interests of the Partnership and the Unitholders. Consent of the Unitholders for the Proposed Transactions is not required by our Agreement of Limited Partnership or by Texas Revised Limited Partnership Act (“TRLPA”). Nevertheless, the General Partner believes it to be in our best interest and the interest of our Unitholders prior to consummating the Proposed Transactions to voluntarily seek and procure the affirmative consent of Unitholders (other than the General Partner and its affiliates) holding a majority of the Units outstanding (other than those held by the General Partner and its affiliates). We refer to such affirmative consent as the “Disinterested Majority Consent” in this document. Only Unitholders of record at the close of business on the Record Date are entitled to submit or withhold their consent with respect to the Proposed Transactions.

The sales price for our 50% interest in Casa Linda has been determined as $28,570,000, the sales price for our 20% interest in Preston Towne Crossing has been determined as $16,760,000 and the sales price for our 20% interest in Berkeley Square has been determined as $7,180,000. Each sales price was based on two independent appraisals, as more fully described in “Background – Overview of the Sales Transactions and the Appraisal Process.” Unitholders are being asked to consent to the Proposed Transactions based on these sales prices and the respective appraisal processes. If all three of the Proposed Transactions are approved by the Unitholders, the General Partner estimates that the net proceeds to be distributed per Unit will be approximately $7,659.

The General Partner recommends that you affirmatively consent in writing to each of the Proposed Transactions by marking the CONSENT box for each Proposed Transaction on the enclosed Consent Form. Failure to deliver your Consent Form will have the same effect as withholding your consent to the Proposed Transactions. We encourage you, therefore, to review the enclosed Consent Solicitation Statement and to complete, sign, date and return the enclosed Consent Form as soon as possible.

This Solicitation will expire on, and your Consent Form must be received by, the earlier of the date on which we receive the consents to all of the Proposed Transactions representing the Disinterested Majority Consent (but in no event earlier than October 29, 2015), or 11:59 p.m., central standard time, on November 12, 2015 (the “Expiration Date”). The General Partner may extend this Solicitation for a specified period of time or on a daily basis until the consents constituting the Disinterested Majority Consent have been received for all of the Proposed Transactions. You may revoke your consent at any time before the earlier of the date we receive the consents constituting Disinterested Majority Consent for all of the Proposed Transactions (which time we will announce once obtained) or 11:59 p.m., central standard time, on the Expiration Date. To revoke your consent, you must date, sign and deliver to the Partnership a written notice that clearly expresses the revocation of your consent or, in the alternative, you may deliver a properly executed, subsequently dated Consent Form changing your vote from “CONSENT” to “WITHHOLD” for any or all of the Proposed Transactions.

If you have any questions about the Solicitation, please call our Investor Services Group, at 713-860-4935 or 1-800-888-4400.

YOUR CONSENT IS IMPORTANT

Important Notice Regarding the Availability of SOLICITATION Materials for the SOLICITATION ENDING ON November 12, 2015:

The Notice of Consent Solicitation, Consent Solicitation Statement and Consent Form are available at http://www.astproxyportal.com/ast/16896

By Order of the Board of Directors of the General Partner,
AmREIT Monthly Income & Growth Fund III, Ltd.

September 28, 2015
Houston, Texas

AmREIT MONTHLY INCOME & GROWTH FUND III, LTD.

8 Greenway Plaza, Suite 1000

Houston, Texas 77046

(713) 850-1400

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished to the holders of units of limited partner interest (“Units”) of AmREIT Monthly Income & Growth Fund III, Ltd., a Texas limited partnership (hereinafter referred to as the “Partnership,” “MIG III,” “we,” “us” or “our”) as of the close of business on September 15, 2015 (the “Record Date”) in connection with the solicitation (the “Solicitation”) of the consent of the holders of Units (“Unitholders”) to the Partnership’s sale to its affiliate Edens Investment Trust or to an affiliate thereof (Edens Investment Trust and its affiliates and subsidiaries are referred to herein individually as “Edens” as the context may require) of (1) its 50% interest in the shopping center property known as Casa Linda; (2) its 20% interest in the shopping center property known as Preston Towne Crossing; and (3) its 20% interest in the shopping center property known as Berkeley Square (each, a “Proposed Transaction” and together, the “Proposed Transactions”). The enclosed Consent Solicitation Statement and the enclosed Consent Form are being mailed to Unitholders on or about September 28, 2015.

Our general partner is AmREIT Monthly Income & Growth III Corporation (the “General Partner”), a Texas corporation and wholly owned subsidiary of Edens. The consent is being solicited on behalf of the General Partner.

This Solicitation will expire on, and your Consent Form must be received by, the earlier of the date on which we receive the affirmative consent of the holders of a majority of the Units held by persons other than the General Partner and its affiliates for all of the Proposed Transactions, which we refer to in this document as the “Disinterested Majority Consent” (but in no event earlier than October 29, 2015), or 11:59 p.m., central standard time, on November 12, 2015 (the “Expiration Date”). The General Partner may extend this Solicitation for a specified period of time or on a daily basis until consents constituting the Disinterested Majority Consent for all of the Proposed Transactions have been received.

The mailing address and telephone number of the Partnership and the General Partner are: 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, (713) 850-1400.

Who Can Consent

Only Unitholders of record as of the close of business on the Record Date who are not the General Partner or an affiliate thereof are entitled to receive notice of and consent to the Proposed Transactions. As of such date, we had 2,801 Units outstanding held by 1,202 Unitholders, excluding Units held by the General Partner and its affiliates. You have one vote for each Unit that you owned as of the close of business on the Record Date.

Requirement of Disinterested Majority Consent; How You Consent or Withhold

Consent of the Unitholders for the Proposed Transactions is not required by our Agreement of Limited Partnership (as amended, the “Partnership Agreement”) or by the Texas Revised Limited Partnership Act (the “TRLPA”). Nevertheless, the General Partner believes it to be in our best interest and the interest of our Unitholders to voluntarily seek, prior to consummating the Proposed Transactions, the affirmative consent of Unitholders holding a majority of the outstanding Units other than Units held by the General Partner or its affiliates.

The Proposed Transactions are not conditioned upon one another. If we receive the Disinterested Majority Consent to one of the Proposed Transactions but not the others by the time the Solicitation expires, we will consummate the Proposed Transaction(s) for which we received the Disinterested Majority Consent but not the Proposed Transaction(s) for which we did not receive the Disinterested Majority Consent. We will not consummate any Proposed Transaction for which we do not receive the Disinterested Majority Consent.

You may signify your consent to any or all of the Proposed Transactions, or withhold your consent to any or all of the Proposed Transactions, by completing, signing and returning the enclosed Consent Form using the enclosed postage-paid reply envelope no later than the Expiration Date of the Solicitation period. We encourage you, therefore, to review this Consent Solicitation Statement and to complete, sign, date and return the enclosed Consent Form as soon as possible. Failure to sign and return a Consent Form, or returning a Consent Form marked “WITHHOLD” will equate to a vote against the Proposed Transactions.

Consent forms that are signed but not marked “CONSENT” or “WITHHOLD” for any or all of the Proposed Transactions will be treated as consents in favor of such Proposed Transactions. Unitholders may revoke their consents at any time before the earlier of the date we receive the consents necessary to approve all of the Proposed Transactions (which time we will announce once obtained) or 11:59 p.m., central standard time, on the Expiration Date. Unitholders may revoke their consents by dating, signing and delivering a written notice that clearly expresses the revocation of consent to the Partnership, or by delivering a properly executed, subsequently dated Consent Form changing the vote from “CONSENT” to “WITHHOLD” for any or all of the Proposed Transactions.

No Appraisal Rights

Under the Partnership Agreement and the TRLPA, Unitholders have no right to consent to, vote for or otherwise approve the Proposed Transactions. The General Partner is voluntarily seeking the Disinterested Majority Consent because the Proposed Transactions involve the sale of shopping center properties by the Partnership to Edens, which is the parent of our General Partner and an affiliate of the Partnership. Accordingly, Unitholders who object to the Proposed Transactions will have no appraisal, dissenters’ or similar rights (i.e., the right to seek a judicial determination of the “fair value” of their Units and to compel the purchase of their Units for cash in that amount) under the TRLPA or our Partnership Agreement, nor will such rights be voluntarily accorded to holders of Units by the Partnership. Thus, if the Disinterested Majority Consent to the Proposed Transactions is received, the Proposed Transactions will be binding on all holders of Units.

Cost of Consent Solicitation

The cost of soliciting consents from the Unitholders will be borne by the Partnership. The Partnership has made no arrangements and has no understanding with any person regarding the solicitation of consents, and no person has been authorized by the Partnership to give any information or to make any representation in connection with the solicitation of consents. Consents may be solicited on behalf of our General Partner by its directors, executive officers or other employees or by employees of our affiliates in person or by telephone, facsimile or other electronic means. Directors, executive officers and other employees of our General Partner or our affiliates will not be paid any additional compensation for soliciting consents. Please be advised that Edens is the parent of the General Partner and is also the proposed purchaser of our interests in the shopping center properties that are the subject of the Proposed Transactions. Employees of Edens will be soliciting consents on behalf of our General Partner.

2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Consent Solicitation Statement contains “forward-looking statements” as that term is defined by the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include the projected revenue, expenses and net operating income of the properties, the estimated net proceeds from the transactions and the approximate net proceeds to be distributed per Unit. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the information currently available and are applicable only as of the date on which such statements were made. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. We do not intend, and undertake no obligation, to update our forward-looking statements to reflect future events or circumstances, except as required by law.

3

BACKGROUND

General

MIG III is a Texas limited partnership formed in April 2005 to acquire, develop and operate, directly or indirectly through joint venture arrangements, commercial real estate consisting primarily of single-tenant and multi-tenant retail properties. MIG III raised approximately $70 million in equity capital through the sale of Units beginning in April 2005, which after associated issuance and selling costs resulted in approximately $62 million in net proceeds for investment. MIG III has purchased or invested in eleven different commercial real estate properties, including Casa Linda, Preston Towne Crossing and Berkeley Square.

Prior to February 18, 2015, our General Partner was a wholly-owned subsidiary of AmREIT, Inc., a Maryland corporation (“AmREIT”). Effective February 18, 2015, Edens became the parent company of our General Partner when AmREIT merged with and into a wholly owned subsidiary of Edens in an all cash transaction. The majority of the former AmREIT operations team was retained by Edens and continues to operate the remaining assets of MIG III.

The Partnership’s operating period ended on October 31, 2012, and the Partnership has entered into its liquidation period. Over the past several years in our communications to Unitholders, we have identified and explained the challenges that the recession that began in 2008 had on real estate investments. Those economic times placed stress on MIG III and its assets due to the scarcity of available debt and equity capital, the bankruptcies, insolvencies or failed operations of certain retail tenants, and a much slower lease-up pace at our properties than was expected, which resulted in the termination of distributions in July 2009. We believe that the retail real estate market has experienced improvements; however, it is difficult to determine if these improvements will continue. To navigate these challenging market conditions, the General Partner has created a strategic plan to maximize the potential value of our real estate portfolio and then execute an orderly, but opportunistic liquidation. Part of this strategic plan includes selling our properties and other investments on an opportunistic basis when market opportunities arise.

Overview of the Sales Transactions and the Appraisal Process

The General Partner believes that it is an appropriate time to sell its interests in Casa Linda, Preston Towne Crossing and Berkeley Square given the achieved occupancy level at each property, the local market conditions in Dallas, Texas and the broad capital markets conditions for commercial retail real estate. The General Partner also believes that the most logical and efficient buyer for its interests in these properties is Edens, which is the successor to AmREIT and retained the majority of the AmREIT operations team after the merger described above. AmREIT and now Edens have managed our investments in Casa Linda, Preston Towne Crossing and Berkeley Square since we invested in these properties in December 2006. Edens also intends to acquire the other 50% interest in the Casa Linda property from our affiliated entity, AmREIT Monthly Income & Growth Fund IV, L.P., a Delaware limited partnership (“MIG IV”), whose general partner is a wholly owned subsidiary of Edens, subject to the affirmative consent of MIG IV unitholders holding a majority of the outstanding MIG IV unitholders (other than MIG IV units held by the general partner or its affiliates).

If all three of the Proposed Transactions are approved by the Unitholders, the General Partner estimates that the net proceeds to be distributed per Unit will be approximately $7,659.

Our offering documents require that upon our determination to sell our interests in any properties, we must provide Edens with the opportunity to purchase such properties. In order to determine the market value for a property, both the Partnership and Edens, at their own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five years of full-time commercial appraisal experience and who is a member of the Appraisal Institute (MAI designation). Each appraiser shall conduct an independent appraisal of the property, to be completed no later than 30 days after the two appraisers are appointed. If the two appraised values for the property are within 5% of each other, the market value of the property shall be the median of the two appraisals. If the two appraisals are more than 5% apart for the property, a third appraiser meeting the qualifications stated above and independent from each party shall be appointed by the two existing appraisers as quickly as possible, but in no event more than five days after the deadline for completing the first two appraisals. Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser shall be a person who has not previously acted in any capacity for either party within the previous twelve months. Within 30 days after its selection, the third appraiser shall complete its appraisal of the property. Upon completion of the third appraisal, if the low appraisal and/or the high appraisal of the property are/is more than 5% lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two, with the resulting quotient being the market value. If both the low appraisal and the high appraisal are disregarded as stated above, the middle appraisal shall be the market value.

4

In order to establish a fair process for the Proposed Transactions, Edens, working with the General Partner, has established separate teams of its employees to manage the appraisal process on behalf of Edens and MIG III, with each team comprised of individuals with substantial expertise in valuing commercial real estate.

PROPOSED TRANSACTION ONE – CASA LINDA

Description of the Property

Casa Linda is a 322,938 square foot retail shopping center in Dallas, Texas. We acquired a 50% interest in the property in December 2006 through a joint venture arrangement with our affiliated entity, MIG IV, which owns the remaining 50% interest in the property. The property was originally built between 1946 and 1949 and was renovated in 2008 and 2009. As of July 31, 2015, the joint venture had substantially completed the lease-up strategy for the property and incurred approximately $2.6 million in planned capital expenditures, including certain tenant build-out and site improvements. As of July 31, 2015, the property was 90% leased and occupied.

Albertson’s is the largest tenant at the Casa Linda property, occupying 59,651 square feet with a lease scheduled to expire in July 2016. Additional tenants include Petco, Starbucks, Wells Fargo, Chili’s, Pei Wei, Just Fitness 4 U and Supercuts.

The following table sets forth the lease expirations of Casa Linda for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of base rent represented by such leases:

5

Year	No. of Leases Expiring	Total Square Feet of Expiring Leases	Annual Base Rent of Expiring Leases	% of Annual Base Rent Represented by Expiring Leases
2015	2	1,833	$40,011	1.0%
2016	12	91,796	$775,684	18.9%
2017	11	29,286	$520,887	12.7%
2018	9	25,741	$512,930	12.5%
2019	15	31,700	$592,189	14.4%
2020	8	25,036	$431,900	10.5%
2021	4	37,109	$526,604	12.8%
2022	4	12,518	$272,227	6.6%
2023	3	16,358	$321,309	7.8%
2024	-	-	-	-

As of July 31, 2015, the weighted average lease term remaining was approximately 3.8 years and the weighted average annual base rent was approximately $14.72 per square foot.

The property is encumbered by a $38 million non-recourse mortgage loan that matures in December 2017.  The mortgage loan bears interest at a variable rate; however, we and MIG IV entered into an interest rate cap agreement that provides for a maximum rate of 3% per annum.

The following table sets forth the historical and projected effective gross revenue, total operating expenses and net operating income for the property from 2012 through a projected 2015:

	2012	2013	2014	Projected 2015
Effective Gross Revenue	$4,220,728	$4,777,850	$5,236,498	$5,710,006
Total Operating Expenses	1,588,993	1,837,580	1,952,902	1,931,541

Net Operating Income	$2,631,735	$2,940,270	$3,283,596	$3,778,464

Rationale for the Proposed Transaction

The General Partner believes that it is an appropriate time to sell its 50% interest in the Casa Linda property given that:

•	We and MIG IV have substantially completed the lease-up strategy for the property, resulting in 90% occupancy as of July 31, 2015 and growth in net operating income;

•	The mortgage debt on the property matures in December 2017, which is less than 18 months away, creating uncertainty for refinancing this debt;

•	Albertson’s lease expires in 2016;

•	The strength of the commercial retail market and the strength of the local Dallas, Texas capital markets; and

•	The Partnership is currently in liquidation and a sale would result in a source of liquidity to facilitate a capital distribution to Unitholders.

6

Description of the Proposed Transaction

In accordance with the appraisal process described above, the Edens team engaged Cushman Wakefield and the MIG III team engaged CBRE to appraise the Casa Linda property. Cushman Wakefield, on behalf of Edens, issued its appraisal report on June 4, 2015 and concluded that the as-is leased fee value of Casa Linda was $56,400,000. CBRE, on behalf of MIG III, issued its appraisal report on June 22, 2015 and concluded that the as-is leased fee value of Casa Linda was $57,880,000. The difference between the two appraisals is 2.6%, which is within the 5% maximum difference described above. As such, the market value of the Casa Linda property per the process described above is $57,140,000, which represents the mid-point of the two appraisals, and the market value of MIG III’s 50% interest in the property is $28,570,000. There are no brokerage commissions that will be paid to related parties or third parties, which results in a benefit to MIG III of approximately $857,100 based on a traditional 3% real estate brokerage commission. The joint venture between us and MIG IV purchased the Casa Linda property in December 2006 for approximately $42,900,000. The property is encumbered with a third party property mortgage in the principal amount of $38,550,000, which will be repaid at closing. The mortgage loan matures in December 2017, is pre-payable without penalty, and requires a 0.50% exit fee payable to the lender upon maturity or repayment of the loan.

The table below represents the estimated net sales proceeds for MIG III’s sale of its 50% interest in the Casa Linda property and the approximate net proceeds to be distributed per Unit:

Sales Price	Total Net Sales Proceeds	Approximate Net Sales Proceeds to be Retained by MIG III	Approximate Net Proceeds to be Distributed to Unitholders	Approximate Net Proceeds to be Distributed per Unit
$28,570,000	$9,100,000	$ -	$9,100,000	$3,212

Edens also intends to acquire the other 50% interest in the Casa Linda property from our affiliated entity MIG IV, whose general partner is a wholly owned subsidiary of Edens, for $28,570,000, subject to the affirmative consent of MIG IV unitholders holding a majority of the outstanding MIG IV unitholders (other than MIG IV units held by its general partner or its affiliates).

7

PROPOSED TRANSACTION TWO – PRESTON TOWNE CROSSING

Description of the Property

Preston Towne Crossing is a 318,583 square foot retail shopping center located in Plano, Texas. The shopping center was developed during 1986 and 1987 and was renovated in 2007 and 2008. We acquired a 20% interest in the property in 2006 through a joint venture with JP Morgan Asset Management, which also included the purchase of a 20% interest in the property known as Berkeley Square, which is adjacent to Preston Towne Crossing. The joint venture initiated a redevelopment of the Preston Towne Crossing and Berkeley Square properties in January 2012, which was substantially completed in the fourth quarter of 2013.

As of July 31, 2015, the property was 92% leased and occupied. Major tenants of the Preston Towne Crossing property include Gold’s Gym, as the largest tenant occupying 49,000 square feet, with REI, Chair King, Trader Joes, Old Navy, Plaza Park Salon, Half Price Books and Ulta as other tenants.

The following table sets forth the lease expirations of Preston Towne Crossing for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of base rent represented by such leases:

Year	No. of Leases Expiring	Total Square Feet of Expiring Leases	Annual Base Rent of Expiring Leases	% of Annual Base Rent Represented by Expiring Leases
2015	3	8,950	$178,560	3.3%
2016	9	24,700	$628,898	11.5%
2017	5	41,016	$636,910	11.7%
2018	1	1,050	$26,250	0.5%
2019	1	2,199	$39,582	0.7%
2020	10	55,567	$1,058,025	19.4%
2021	3	5,299	$166,708	3.1%
2022	7	67,431	$1,058,259	19.4%
2023	4	13,711	$438,210	8.0%
2024	3	18,889	$475,958	8.7%

As of July 31, 2015, the weighted average lease term remaining for Preston Towne Crossing was approximately 5.9 years and the weighted average annual base rent was approximately $18.48 per square foot.

Our joint venture is subject to $55.8 million of debt. The debt matures in June 2016 with two one-year extension options. The debt is secured by both the Preston Towne Crossing and Berkeley Square properties.

The following table sets forth the historical and projected effective gross revenue, total operating expenses and net operating income for the properties from 2012 through a projected 2015:

	2012	2013	2014	Projected 2015
Effective Gross Revenue	$4,501,793	$5,991,755	$6,299,994	$6,698,746
Total Operating Expenses	1,598,347	1,535,404	1,881,239	1,852,496

Net Operating Income	$2,903,446	$4,456,351	$4,418,755	$4,846,250

8

Rationale for the Proposed Transaction

The General Partner believes that it is an appropriate time to sell its 20% interest in the Preston Towne Crossing property given that:

•	We have substantially completed the lease-up strategy for the property, resulting in 92% occupancy as of July 31, 2015 and growth in net operating income;

•	The mortgage debt on the property matures in June 2016, which is less than 12 months away, creating uncertainty for refinancing this debt;

•	The strength of the commercial retail market and the strength of the local Dallas, Texas capital markets; and

•	The Partnership is currently in liquidation and a sale would result in a source of liquidity to facilitate a capital distribution to Unitholders.

Description of the Proposed Transaction

In accordance with the appraisal process described above, the Edens team engaged Cushman Wakefield and the MIG III team engaged CBRE to appraise the Preston Towne Crossing property. Cushman Wakefield, on behalf of Edens, issued its appraisal report on July 10, 2015 and concluded that the as-is leased fee value of Preston Towne Crossing was $84,600,000. CBRE, on behalf of MIG III, issued its appraisal report on July 31, 2015 and concluded that the as-is leased fee value of Preston Towne Crossing was $83,000,000. The difference between the two appraisals is 1.9%, which is within the 5% maximum difference described above. As such, the market value of the Preston Towne Crossing property per the process described above is $83,800,000, which represents the mid-point of the two appraisals, and the market value of MIG III’s 20% interest in the property is $16,760,000. There are no brokerage commissions that will be paid to related parties or third parties, which results in a benefit to MIG III of approximately $502,800 based on a traditional 3% real estate brokerage commission. There is approximately $55,800,000 of indebtedness that is secured by Preston Towne Crossing and Berkeley Square. For purposes of allocating net sales proceeds, we have allocated 70% of the debt to Preston Towne Crossing, which is consistent with the relative values of the two properties. As a result, the percentage of such debt allocable to MIG III’s 20% interest in Preston Towne Crossing is approximately $7,812,000.

The table below represents the estimated net sales proceeds for MIG III’s sale of its 20% interest in the Preston Towne Crossing property and the approximate net proceeds to be distributed per Unit:

Sales Price	Total Net Sales Proceeds	Approximate Net Sales Proceeds to be Retained by MIG III	Approximate Net Proceeds to be Distributed to Unitholders	Approximate Net Proceeds to be Distributed per Unit
$ 16,760,000	$ 8,850,000	$ -	$ 8,850,000	$ 3,123

9

PROPOSED TRANSACTION THREE – BERKELEY SQUARE

Description of the Property

Berkeley Square is a 126,433 square foot retail shopping center located in Plano, Texas. The shopping center was developed during 1986 and 1987 and was renovated in 2007 and 2008. We acquired a 20% interest in the property in 2006 through a joint venture with JP Morgan Asset Management, which also included the purchase of a 20% interest in the Preston Towne Crossing property, which is adjacent to Berkeley Square. The joint venture initiated a redevelopment of Preston Towne Crossing and Berkeley Square in January 2012, which was substantially completed in the fourth quarter of 2013.

As of July 31, 2015, the property was 96.5% leased and occupied. Studio Movie Grill Concepts, Ltd. is the largest tenant of Berkeley Square, occupying 30,977 square feet with a lease scheduled to expire in February 2025.

The following table sets forth the lease expirations of Berkeley Square for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of base rent represented by such leases:

Year	No. of Leases Expiring	Total Square Feet of Expiring Leases	Annual Base Rent of Expiring Leases	% of Annual Base Rent Represented by Expiring Leases
2015	2	4,387	$112,070	4.5%
2016	5	9,312	$217,673	8.7%
2017	5	11,533	$232,888	9.3%
2018	7	17,624	$321,025	12.8%
2019	5	15,929	$313,366	12.5%
2020	5	16,176	$328,659	13.1%
2021	1	3,090	$80,000	3.2%
2022	-	-	-	-
2023	1	3,283	$39,396	1.6%
2024	1	4,100	$135,300	5.4%

As of July 31, 2015, the weighted average lease term remaining for Berkeley Square was approximately 5.8 years and the weighted average annual base rent was approximately $19.00 per square foot.

Our joint venture is subject to $55.8 million of debt. The debt matures in June 2016 with two one-year extension options. The debt is secured by both the Preston Towne Crossing and Berkeley Square properties.

The following table sets forth the historical and projected effective gross revenue, total operating expenses and net operating income for the properties from 2012 through a projected 2015:

	2012	2013	2014	Projected 2015
Effective Gross Revenue	$2,635,017	$2,524,803	$2,935,961	$3,164,307
Total Operating Expenses	808,985	801,302	912,118	862,431

Net Operating Income	$1,826,032	$1,723,501	$2,023,843	$2,301,875

10

Rationale for the Proposed Transaction

The General Partner believes that it is an appropriate time to sell its 20% interest in the Berkeley Square property given that:

•	We have substantially completed the lease-up strategy for the property, resulting in 96.5% occupancy as of July 31, 2015 and growth in net operating income;

•	The mortgage debt on the property matures in June 2016, which is less than 12 months away, creating uncertainty for refinancing this debt;

•	The strength of the commercial retail market and the strength of the local Dallas, Texas capital markets; and

•	The Partnership is currently in liquidation and a sale would result in a source of liquidity to facilitate a capital distribution to Unitholders.

Description of the Proposed Transaction

In accordance with the appraisal process described above, the Edens team engaged Cushman Wakefield and the MIG III team engaged CBRE to appraise the Berkeley Square property. Cushman Wakefield, on behalf of Edens, issued its appraisal report on July 10, 2015 and concluded that the as-is leased fee value of Berkeley Square was $36,500,000. CBRE, on behalf of MIG III, issued its appraisal report on July 31, 2015 and concluded that the as-is leased fee value of Berkeley Square was $35,300,000. The difference between the two appraisals is 3.4%, which is within the 5% maximum difference described above. As such, the market value of the Berkeley Square property per the process described above is $35,900,000, which represents the mid-point of the two appraisals, and the market value of MIG III’s 20% interest in the property is $7,180,000. There are no brokerage commissions that will be paid to related parties or third parties, which results in a benefit to MIG III of approximately $215,400 based on a traditional 3% real estate brokerage commission. There is approximately $55,800,000 of indebtedness that is secured by Preston Towne Crossing and Berkeley Square. For purposes of allocating net sales proceeds, we have allocated 30% of the debt to Berkeley Square, which is consistent with the relative values of the properties. As a result, the percentage of such debt allocable to MIG III’s 20% interest in Preston Towne Crossing is approximately $3,348,000.

The table below represents the estimated net sales proceeds for MIG III’s sale of its 20% interest in the Berkeley Square property and the approximate net proceeds to be distributed per Unit:

Sales Price	Total Net Sales Proceeds	Approximate Net Sales Proceeds to be Retained by MIG III	Approximate Net Proceeds to be Distributed to Unitholders	Approximate Net Proceeds to be Distributed per Unit
$ 7,180,000	$ 3,750,000	$ -	$ 3,750,000	$ 1,324

If all three of the Proposed Transactions are approved by the Unitholders, the General Partner estimates that the net proceeds to be distributed per unit will be approximately $7,659.

11

Security Ownership of Certain Beneficial Owners and Management; Interests of Certain Persons in the Proposed Transaction

We know of no person (including a “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is the beneficial owner of more than five percent of our Units.

We have no officers or directors. Our General Partner owns our sole general partner interest and also owns 32 of our Units, but the General Partner is not entitled to vote any of these outstanding Units on the Proposed Transactions. None of the officers of our General Partner own any of our Units or any other direct interest in the Partnership. The address of the officers of our General Partner is 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

Our General Partner is wholly owned by Edens, which is the proposed purchaser of our 50% interest in the Casa Linda property, our 20% interest in the Preston Towne Crossing property, and our 20% interest in the Berkeley Square property in the Proposed Transactions. The general partner of MIG IV, which owns the remaining 50% interest in the Casa Linda property, also is wholly owned by Edens.

The board of directors of our General Partner is comprised of two directors, who are also Edens’ chief executive officer and president and chief financial officer. The two teams appointed to oversee the Proposed Transactions on behalf of the Partnership and Edens are comprised entirely of employees of Edens, and Unitholders should understand that due to these relationships, neither team is truly independent of the other. Edens and the Partnership have employed the appraisal process described above under “Background—Overview of the Sale Transactions and the Appraisal Process” and appointed the separate teams of Edens employees in order to establish a fair process for the sale of the Partnership’s interests in the subject properties. Moreover, the General Partner has elected to voluntarily seek your consent to the Proposed Transaction to further ensure substantive and procedural fairness in the sale processes.

By Order of the Board of Directors of the General Partner,

AmREIT Monthly Income & Growth Fund III, Ltd.

12

CONSENT FORM

TO SOLICITATION STATEMENT

DATED SEPTEMBER 28, 2015

The undersigned, with respect to each unit of limited partnership interest in AmREIT Monthly Income & Growth Fund III, Ltd., a Texas limited partnership (the “Partnership”), held of record by the undersigned on September 15, 2015, hereby sets forth his, her or its vote in connection with the written consent solicited by the general partner of the Partnership as described in the Consent Solicitation Statement accompanying this Consent Form.

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement. You may consent to or withhold your consent to, any or all of the Proposed Transactions by marking the appropriate boxes set forth in the items below. YOU MUST SEPARATELY CONSENT OR WITHHOLD YOUR VOTE TO EACH PROPOSED TRANSACTION. The consent, when properly executed, will be acted upon in the manner directed by the Limited Partner. If you sign the Consent Form but do not mark “CONSENT” or “WITHHOLD” for any or all of the Proposed Transactions, it will be deemed to be a “CONSENT” to such Proposed Transaction(s).

This consent is being solicited on behalf of the General Partner of the Partnership. The General Partner recommends that you “CONSENT” to each of the Proposed Transactions.

1. PROPOSED TRANSACTION ONE – CASA LINDA: The proposed sale of the Partnership’s 50% interest in the property known as Casa Linda to the Partnership’s affiliate Edens Investment Trust:

[ ] CONSENT	[ ] WITHHOLD

2. PROPOSED TRANSACTION TWO – PRESTON TOWNE CROSSING: The proposed sale of the Partnership’s 20% interest in the property known as Preston Towne Crossing to the Partnership’s affiliate Edens Investment Trust:

[ ] CONSENT	[ ] WITHHOLD

3. PROPOSED TRANSACTION THREE – BERKELEY SQUARE: The proposed sale of the Partnership’s 20% interest in the property known as Berkeley Square to the Partnership’s affiliate Edens Investment Trust:

[ ] CONSENT	[ ] WITHHOLD

Date: _________________

Name of Owner(s): _______________________________________________________

Signature of Owner: ______________________________________________________

Signature of Joint Owner: __________________________________________________

PLEASE SIGN EXACTLY AS YOU HOLD YOUR UNITS. WHEN SUCH INTEREST(S) ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE HAVE SIGNED IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP OR LIMITED LIABILITY COMPANY, PLEASE HAVE SIGNED IN THE ENTITY’S NAME BY AN AUTHORIZED PERSON.

Please return your completed Consent Form to the Partnership using the enclosed postage-paid reply envelope as soon as possible, but no later than November 12, 2015.

13